                                                                      EXHIBIT 11

                           BACK YARD BURGERS, INC.
                    COMPUTATION OF INCOME (LOSS) PER SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                 (UNAUDITED)


                                                                                            THIRTEEN WEEKS
                                                                                                ENDED
                                                                                                -----
                                                                                     MARCH 29,          MARCH 30,
                                                                                       1997               1996
                                                                                       ----               ----

Net Loss                                                                             $     (86)        $     (90)
                                                                                     =========         =========

Weighted average number
of common shares outstanding
during the period                                                                        4,244             4,208

Preferred shares convertible
 to common shares                                                                          308               329
                                                                                     ---------         ---------
                                                                                         4,552             4,537
                                                                                     =========         =========

Primary loss per share                                                               $    (.02)        $    (.02)
                                                                                     =========         =========


Primary weighted average number
 of common shares outstanding
 during the period                                                                       4,244             4,208

Preferred shares convertible
 to common shares                                                                          308               329
                                                                                     ---------         ---------

                                                                                         4,552             4,537
                                                                                     =========         =========
Fully diluted loss per share
                                                                                     $    (.02)        $    (.02)
                                                                                     =========         =========